Exhibit 5.1

Law Offices

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Philadelphia, PA

19103-6996

(215) 988-2700 phone

(215) 988-2757 fax

www.drinkerbiddle.com

CALIFORNIA

DELAWARE

ILLINOIS

NEW JERSEY

NEW YORK

PENNSYLVANIA

TEXAS

WASHINGTON D.C.

Established 1849

April 13, 2018

The Navigators Group, Inc.

400 Atlantic Street, 8th Floor

Stamford, Connecticut 06901

Re: Registration Statement on Form S-3 (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as counsel to The Navigators Group, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) and the filing of the Registration Statement with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the contemplated offering by the Company from time to time of (i) the Company’s unsecured senior debt securities (the “Senior Debt Securities”); (ii) the Company’s unsecured subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), each of which is to be issued pursuant to respective indentures between the Company and an indenture trustee (as the same may be supplemented with respect to any particular Debt Securities, the “Indentures”); (iii) shares of common stock, par value $0.10 per share, of the Company (“Common Stock”); (iv) shares of preferred stock, par value $0.10 per share, of the Company (“Preferred Stock”); (v) depositary shares (the “Depositary Shares”) in the form of fractional interests in Debt Securities or fractional shares of the Common Stock or Preferred Stock and to be issued pursuant to the terms of one or more deposit agreements (the “Deposit Agreements”; (vi) warrants for the purchase of Debt Securities, Preferred Stock or Common Stock or units of two or more of these types of securities (“Warrants”) to be issued pursuant to the terms of one or more warrant agreements (the “Warrant Agreements”); (vii) contracts for the purchase and sale of Common Stock, Preferred Stock or other property (the “Stock Purchase Contracts”); (viii) stock purchase units, consisting of a Stock Purchase Contract and any combination of Debt Securities, Common Stock, Preferred Stock, other Stock Purchase Contracts, Depositary Shares, preferred securities or debt obligations of third parties, including United States Treasury Securities (the “Stock Purchase Units”); and (ix) units consisting of a combination of any two or more securities or debt obligations of third parties, including United States Treasury Securities (“Units” and together with the Debt Securities, the Common Stock, the Preferred Stock, the Depositary Shares, the Receipts, the Warrants, the Stock Purchase Contracts and the Stock Purchase Units, the “Securities”), to be issued pursuant to the terms of one or more unit agreements (the “Unit Agreements”).

The Navigators Group, Inc.

April 13, 2018

In this capacity, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), the Company’s By-Laws, resolutions of the Company’s Board of Directors, and such other documents and corporate records relating to the Company and the issuance and sale of the Securities as we have deemed appropriate.

In all cases, we have assumed the legal capacity of each natural person signing any of the documents and corporate records examined by us, the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies and the accuracy and completeness of all corporate records and other information made available to us by the Company.

On the basis of the foregoing and subject to the qualifications and assumptions expressed below, we are of the opinion that:

1. When (a) the issuance, execution and delivery by the Company of the applicable Indenture and related Debt Securities shall have been duly approved by all necessary corporate action on the part of the Company, (b) the applicable Indenture, in the form filed as an exhibit to the Registration Statement (or to be filed by amendment to the Registration Statement or by an exhibit to a document to be incorporated by reference in the Registration Statement), shall have been duly executed and delivered by the Company and duly authorized, executed and delivered by the trustee of such Indenture, (c) the terms of the Debt Securities and their issue and sale shall have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or agreement or instrument then binding on the Company, and (d) the Debt Securities shall have been duly executed and authenticated in accordance with the terms of the applicable Indenture and issued and paid for as contemplated in the Registration Statement and the applicable supplement to the prospectus included in the Registration Statement, and, if issued upon the exercise, exchange or conversion of or otherwise pursuant to the terms of any Warrants, Stock Purchase Units or Units, when issued and delivered as contemplated by the terms thereof and of the applicable Warrant Agreement or Unit Agreement, respectively, relating thereto, the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other laws now or hereafter in effect affecting creditors’ rights generally and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding in equity or at law.

The Navigators Group, Inc.

April 13, 2018

2. The Common Stock, when the terms of the issuance and sale thereof have been duly approved by the Board of Directors of the Company in conformity with the Certificate of Incorporation, and when issued and delivered against payment therefor, and if issued upon the exercise, exchange or conversion of or otherwise pursuant to the terms of any Preferred Stock, Debt Securities, Warrants, Stock Purchase Contracts, Stock Purchase Units or Units, when issued and delivered as contemplated by the terms thereof and of the applicable Preferred Stock designation, Indenture, Warrant Agreement, Stock Purchase Contract or Unit Agreement, respectively, relating thereto, will be validly issued, fully paid and non-assessable by the Company.

3. Upon the designation of the relative rights, preferences, privileges, qualifications, limitations and restrictions of any series of Preferred Stock by the Board of Directors of the Company and proper and valid filing with the Secretary of State of the State of Delaware of a Certificate of Designations or an amendment to the Certificate of Incorporation setting forth such designation and relative rights, preferences, privileges, qualifications, limitations and restrictions, if any, with respect to such series of Preferred Stock, all in conformity with the Certificate of Incorporation and upon the approval by the Board of Directors of the Company of the terms of the issuance and sale thereof, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Stock, and when such Preferred Stock are issued and delivered against payment therefor, and, if issued upon the exercise, exchange or conversion of or otherwise pursuant to the terms of any Debt Securities, Warrants, Stock Purchase Contracts, Stock Purchase Units or Units, when issued and delivered as contemplated by the terms thereof and of the applicable Indenture, Warrant Agreement, Stock Purchase Contract or Unit Agreement, respectively, relating thereto, such Preferred Stock will be validly issued, fully paid and non-assessable by the Company.

4. When (a) the issuance, execution and delivery by the Company of any Depositary Shares shall have been duly authorized by all necessary corporate action on the part of the Company, (b) the Deposit Agreement relating thereto shall have been executed and delivered by the Company and duly authorized, executed and delivered by the bank or trust company selected by the Company to act as depositary thereunder and shall have been entered into in compliance with any applicable law or agreement binding on the Company, (c) each of the conditions expressed above with respect to the Debt Securities, Common Stock or Preferred Stock, as applicable, underlying the Depositary Shares shall then be true, (d) the Debt Securities, Common Stock or Preferred Stock underlying such Depositary Shares shall have been deposited with the depositary and (e) such Depositary Shares shall have been duly executed and delivered by the Company and paid for as contemplated in the Registration Statement, the applicable supplement to the prospectus included in the Registration Statement, and the Deposit Agreement relating thereto included in the Registration Statement or, pursuant to the applicable rules of the Commission, on a Current Report on Form 8-K, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares

The Navigators Group, Inc.

April 13, 2018

and the applicable Deposit Agreements, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other laws now or hereafter in effect affecting creditors’ rights generally and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding in equity or at law.

5. When (a) the issuance, execution and delivery by the Company of any Warrants shall have been duly authorized by all necessary corporate action on the part of the Company, (b) the Warrant Agreement relating thereto shall have been executed and delivered by the Company and duly authorized, executed and delivered by the other party or parties thereto and shall have been entered into in compliance with any applicable law or agreement binding on the Company, and (c) such Warrants shall have been duly executed and delivered by the Company and paid for as contemplated in the Registration Statement, the applicable supplement to the prospectus included in the Registration Statement and the Warrant Agreement relating thereto included in the Registration Statement or, pursuant to the applicable rules of the Commission, on a Current Report on Form 8-K, such Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other laws now or hereafter in effect affecting creditors’ rights generally and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding in equity or at law.

6. When (a) the issuance, execution and delivery by the Company of any Stock Purchase Contracts shall have been duly authorized by all necessary corporate action on the part of the Company, (b) the Stock Purchase Contracts shall have been executed and delivered by the Company and duly authorized, executed and delivered by the other party or parties thereto and shall have been entered into in compliance with any applicable law or agreement binding on the Company, and (c) such Stock Purchase Contracts shall have been paid for in accordance with their terms and as contemplated in the Registration Statement and the applicable supplement to the prospectus included in the Registration Statement or, pursuant to the applicable rules of the Commission, on a Current Report on Form 8-K, such Stock Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other laws now or hereafter in effect affecting creditors’ rights generally and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding in equity or at law.

The Navigators Group, Inc.

April 13, 2018

7. When (a) the issuance, execution and delivery by the Company of any Units shall have been duly authorized by all necessary corporate action on the part of the Company, (b) the Unit Agreement relating thereto shall have been executed and delivered by the Company and duly authorized, executed and delivered by the other party or parties thereto and shall have been entered into in compliance with any applicable law or agreement binding on the Company and (c) such Units shall have been duly executed and delivered by the Company and paid for as contemplated in the Registration Statement, the applicable supplement to the prospectus included in the Registration Statement and the Unit Agreement relating thereto included in the Registration Statement or, pursuant to the applicable rules of the Commission, on a Current Report on Form 8-K, such Units will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other laws now or hereafter in effect affecting creditors’ rights generally and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding in equity or at law.

In connection with the opinions expressed above, we have assumed that, at or before the time of the delivery of any such security, (i) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; (ii) there shall not have occurred any change in law affecting the validity or enforceability of such Security; (iii) no Common Stock or Preferred Stock shall be issued for less than the par value thereof; and (iv) upon the issuance of any Common Stock or Preferred Stock, including any Preferred Stock underlying Depositary Shares, the total number of Common Stock and Preferred Stock, respectively, issued and outstanding will not exceed the total number of Common Stock and Preferred Stock, respectively, that the Company is then authorized to issue under its Certificate of Incorporation. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof, the issuance and delivery of such Security or the compliance by the Company with the terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company. We express no opinion concerning the laws of any jurisdiction other than (i) the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing), and (ii) solely with respect to the Indentures included as exhibits to the Registration Statement, the laws of the State of New York.

The Navigators Group, Inc.

April 13, 2018

We hereby consent to the reference to our firm under the caption “Legal Opinion” in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Drinker Biddle & Reath LLP